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                      Securities and Exchange Commission

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report June 20, 2001
                                        -------------
                       (Date of earliest event reported)


                                    GEOALERT, INC.
    ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                      000-30658               91-2008331
-------------------------------    ---------------------     -------------------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
        incorporation)                                       Identification No.)


             343 W. Bagley Road, Suite 205, Berea, Ohio            44017
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              (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:            (440) 260-7550
                                                              ----------------
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Item 1.  Changes in Control of Registrant
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     On June 20, 2001, GeoAlert, Inc. (formerly known as Corbett Lake Minerals,
Inc.), a Nevada corporation (the "Company"), issued 11,000,000 shares of its common stock to the shareholders of Moonlight R & D, Inc., an Ohio corporation ("Moonlight"), pursuant to the terms of a Share Exchange Agreement (the "Agreement") by and among the Company, Moonlight, and the holders (the "Moonlight Shareholders") of all of the issued and outstanding capital stock of Moonlight (the "Moonlight Shares"). The Moonlight Shareholders acquired the shares of the Company's common stock in exchange for their Moonlight Shares.

     After giving effect to the issuance of 11,000,000 shares, the Company has an aggregate of 15,700,000 shares of common stock issued and outstanding. The Moonlight Shareholders collectively own 70% of the Company's common stock. The Moonlight Shareholders and the number of shares of Company common stock they have acquired are set forth below.

     Moonlight Shareholders            Company Shares      Percentage Ownership
     ----------------------            --------------      --------------------

     Christine Bachmann                   8,165,000              52.0%
     James W. Garrett                     1,905,000              12.1%
     David Westfall                         275,000               1.8%
     Robert Weiler, Jr.                     110,000               0.7%
     David Weiler                           110,000               0.7%
     Alexander von Steeruwitz               271,875               1.7%
     Joseph Levy                            163,125               1.0%

     Immediately following the consummation of the share exchange, Jason John, the sole director and officer of the Company, resigned and a new Board of Directors consisting of Michael W. Bachmann, Christine Bachmann and James W. Garrett was appointed.

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

     Pursuant to the Agreement, on June 20, 2001, the Company acquired Moonlight through a share exchange for all of Moonlight's outstanding capital stock. The Moonlight Shares were acquired in exchange for the issuance of 11,000,000 shares of the Company's common stock. The Company also made a private placement of 200,000 of its shares for an aggregate of $500,000 to two investors. The Company raised this $500,000 as working capital pursuant to a condition of the Moonlight acquisition.

     The terms of the share exchange were determined through arms-length negotiation between the Company and Moonlight and were based upon each party's respective valuation of the business, assets and prospects of the other party. There was no material relationship between the Company or any of its officers, directors and affiliates and Moonlight and the Moonlight Shareholders.

     Moonlight, which is currently doing business as "GeoAlert," is headquartered and operates in Berea, Ohio, a suburb of Cleveland, Ohio, and provides its services in the greater Cleveland and Northeast Ohio area. Moonlight provides local media and schools with turnkey emergency school closing information, high school varsity sports scores and a variety of other public interest emergency alerts. Moonlight also is attempting to extend its services to a range of personal alert services and business alert services. During the last year, Moonlight experienced operating losses and had approximately
$29,000 in revenues. Moonlight has undertaken this transaction to raise capital for software upgrades to enable it to expand its business.
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     Prior to the Moonlight acquisition, the Company's side business had been the material evaluation of mineral exploration in connection with an option it held on certain property. Although the Company's Board of Directors has made no final decision at this time, it is expected that substantially all of the Company's activities now will be the pursuit of the business of Moonlight.

Item 7.  Financial Statements and Exhibits
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     (a)  Financial Statements of Business Acquired

          The financial statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this current report is required to be filed with the Commission.

     (b)  Pro Forma Financial Information

          The pro forma financial information required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this current report is required to be filed with the Commission.

     (c)  Exhibits

          2.1 Share Exchange Agreement, dated June 14, 2001, by and among GeoAlert, Inc., Moonlight R&D Inc. and the Moonlight Shareholders (as defined therein).
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 GEOALERT, INC.


                                 By: /s/  Michael G. Bachmann
                                    ----------------------------------
                                    Michael G. Bachmann, President



Date:  July 5, 2001

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                                 Exhibit Index
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  Exhibit No.                             Description
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     2.1          Share Exchange Agreement, dated June 14, 2001, by and among
                  GeoAlert, Inc., Moonlight R&D Inc. and the Moonlight Shareholders (as defined therein).